Strategic Partners Style Specific Funds
For the fiscal period ended 01/31/04
811-09439
Exhibit 77C

"A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21, 2003, and adjourned to September 12, 2003, and further adjourned to October 10, 2003. At such meetings the shareholders approved the following proposals:"



"1) To approve the election of ten (10) directors to the Board of Trustees, as follows:"

Matter	                  Votes For	 Votes Against  Votes Witheld Abstentions
David E. A. Carson	"25,395,281"	-	"757,146"		-
Robert E. La Blanc	"25,389,887"	-	"762,471"		-
Robert F. Gunia	"25,402,851"	-	"749,576"		-
Douglas H.
       McCorkindale	"25,397,189"	-	"755,238"		-
Stephen P. Munn	"25,397,850"	-	"754,577"		-
Richard A. Redeker	"25,406,014"	-	"746,413"		-
Judy A. Rice	"25,400,848"	-	"751,579"		-
Robin B. Smith	"25,404,578"	-	"747,849"		-
Stephen Stoneburn	"25,398,856"	-	"753,571"		-
Clay T. Whitehead	"25,398,252"	-	"754,175"		-

"4a)  To approve changes to the fundamental investment restrictions or
policies,  relating to:   fund diversification."

	Votes For		Votes Against	Abstentions
	"16,445,304"	"756,670"		"598,720"

"4b)  To approve changes to fundamental investment restrictions or
policies ,  relating to:   issuing senior securities, borrowing money or
pledging assets."

	Votes For		Votes Against	Abstentions
	"16,301,243"	"885,218"		"614,232"

"4c)  To approve changes to fundamental investment restrictions or
policies,  relating to:   buying and selling real estate."

	Votes For		Votes Against	Abstentions
	"16,313,438"	"870,690"		"616,564"

"4d) To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts."


	Votes For		Votes Against	Abstentions
	"16,264,330"	"925,933"		"610,431"

"4e) To approve changes to fundamental investment restrictions or policies, relating to: fund concentration."

	Votes For		Votes Against	Abstentions
	"16,322,644"	"841,538"		"636,511"

"4f)  To approve changes to fundamental investment restrictions
or policies, relating to:   making loans."

	Votes For		Votes Against	Abstentions
	"16,257,559"	"903,779"		"639,355"

"4g) To approve changes to fundamental investment restrictions and policies, relating to: other investment restrictions, including investing in securities of other investment companies."

	Votes For		Votes Against	Abstentions
	"16,282,718"	"881,644"		"636,331"

5)  To approve amendments to the Company's Declaration of Trust.

	Votes For		Votes Against	Abstentions
	"16,308,722"	"834,730"		"657,241"